UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2008

Feldman Mall Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32365 (Commission File Number)	13-4284187 (IRS Employer Identification Number)

1010 Northern Boulevard, Suite 314 Great Neck, NY (Address of principal executive offices)	11021 (Zip Code)
Registrant’s telephone number, including area code: 516-684-1239
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 8, 2008, the Company issued a press release announcing that Inland American Real Estate Trust, Inc., a public non-listed real estate investment trust sponsored by an affiliated of the Inland Real Estate Group of Companies and the holder of 2,000,000 shares of 6.85% Series A Preferred Stock (the “Series A Preferred Stock”) of the Company (“Inland American”), elected Thomas H. McAuley and Thomas P. McGuinness to serve as directors of the Company, pursuant to the terms of the Articles Supplementary relating to the Series A Preferred Stock. Messrs. McAuley and McGuinness are not expected to join any committees of the board of directors of the Company and are not expected to stand for election as directors of the Company at its 2008 annual meeting of stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Feldman Mall Properties, Inc., dated May 8, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FELDMAN MALL PROPERTIES, INC.
Date: May 8, 2008	By:	/s/ Thomas Wirth

Thomas Wirth President and Chief Financial Officer

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